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                                                                    EXHIBIT 8(b)



                                                      September 16, 1999





Unitrode Corporation
7 Continental Boulevard
Merrimack, New Hampshire 03054


Gentlemen:

         We have acted as tax counsel to Unitrode Corporation ("Unitrode"), a Maryland corporation, in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger, dated as of July 25, 1999, as amended (the "Merger Agreement"), among Unitrode, Texas Instruments Incorporated, a Delaware corporation ("Texas Instruments"), and Unicorn Acquisition Corp., a Maryland corporation and a direct wholly owned subsidiary of Texas Instruments ("Merger Sub"), and (ii) the preparation and filing of the Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on September 16, 1999 (the "Registration Statement"), which includes the Proxy Statement/Prospectus of Unitrode (the "Proxy Statement/Prospectus"). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

         In connection with this opinion, we have examined the Merger Agreement, the Proxy Statement/Prospectus and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed
(i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Merger that have come to our attention during our engagement and (ii) that the Merger will be consummated in the manner described in the Merger Agreement and the Proxy Statement/Prospectus.


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Unitrode Corporation
September 16, 1999
Page 1




         Subject to the assumptions set forth above, the assumptions and qualifications set forth in the Proxy Statement/Prospectus under the heading "U.S. Federal Income Tax Consequences of the Merger" (the "Discussion") and the fact that the Discussion is a summary and does not purport to discuss all possible United States federal income tax consequences of the Merger, we are of the opinion that the Discussion accurately summarizes the matters of United States federal income tax law discussed therein. In addition, we express no opinion as to the United States federal, state, local, foreign or other tax consequences, other than as set forth in the Discussion. There can be no assurances that the opinion expressed herein will be accepted by the Internal Revenue Service (the "IRS") or, if challenged, by a court. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

         In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any fact, information, document, corporate record, covenant, statement, representation or assumption stated herein that becomes untrue or incorrect.

         This letter is furnished to you for use in connection with the Merger, as described in the Merger Agreement and the Proxy Statement/Prospectus, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the headings "SUMMARY -- The Merger Agreement -- Conditions to Completion of the Merger," "THE MERGER -- U.S. Federal Income Tax Consequences of the Merger," "THE MERGER AGREEMENT -- Conditions to the Completion of the Merger," and "LEGAL MATTERS" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                               Very truly yours,


                               /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP